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                                                                   Exhibit 10.17

                                 CSX CORPORATION

                           CSX Omnibus Incentive Plan
                   Notice of Non-Qualified Stock Option Grant

**First_Name** Middle** **Last_Name**            Grant Date:            *Date*
**Address_Line_1**                               Options Granted:     **Shares**
**Address_Line_2**                               Option Price:          *Price*
**City**, **State** **Zip_Code**                 Expiration Date:       *Date*
                                                 Grant Number:        **Number**
SSN: **SSN_Formatted**

CSX Corporation ("CSX") has granted to you non-qualified stock options ("Options") to purchase CSX common stock. Your grant has been made pursuant to CSX's Omnibus Incentive Plan (the "Plan"), which, together with the terms contained in this Notice, sets forth terms and conditions of your grant and is incorporated herein by reference. A copy of the Plan is available on the CSX intranet (http://csxnet) under "Incentive Plans." You should review the terms of
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this Notice and the Plan carefully. The capitalized terms used in this Notice are defined in the Plan. Unless you notify the CSX Corporate Secretary in writing that you do not accept the Option, you will be deemed to have agreed to the terms of this Notice and the terms of the Plan. CSX reserves the right to terminate, change or amend the Plan at any time. Receipt of this grant does not obligate CSX to make any additional grants to you.

Vesting:
The Options may be exercised only when vested. Subject to the terms of the Plan, the Options will become vested according to the following schedule:

      Date of                  Shares                            Expiration
      Vesting                  Vested                            Date
      ----------------------------------------------------------------------
     *Date*                   **Shares_Period_1**                *Date*
     *Date*                   **Shares_Period_2**                *Date*
     *Date*                   **Shares_Period_3**                *Date*

In the case of a Change in Control, the Options will become fully vested immediately. In the event of your Retirement, Disability or death, the Options will become vested at the dates listed above as if you had continued employment. Additionally, the Options will vest on the dates listed above as if you had continued employment if (i) your employer is involved in a Divisive Transaction, or (ii) your employment is terminated, with the consent of the Company, as a result of a business transaction, a reduction in force or any other circumstances approved by the Compensation Committee.

Employment Requirements and Exercisability:
If you separate from employment for any reason other than Retirement, Disability or death, you will have 30 days after your separation from employment to exercise any Options that are vested on your separation from employment. If your employment is terminated for Cause, however, all your rights under the Options shall be null and void.

In the event of your separation from employment due to Disability or death, you or your Beneficiary or estate will have five years (but not later than the expiration date) to exercise any vested Options. Beneficiary designation forms may be obtained upon request from the CSX Corporate Secretary's Office. If your separation from employment is because of Retirement, you will have until the expiration date to exercise any vested Options. If your employer is involved in a Divisive Transaction or your employment is terminated with the consent of the Company as a result of a business transaction, a reduction in force, or any other circumstances approved by the Compensation Committee, you will have until the later of three years from the event or one year from the applicable date of vesting to exercise the Options.

Exercise:
You may exercise these Options, in whole or in part, to purchase a whole number of vested shares at any time by following the exercise procedures established by CSX. All exercises must take place before the expiration date, or such earlier dates as established by this Notice or the Plan. An exercise of Options generates federal and applicable state income and employment tax withholding obligations. The full purchase price of the shares being purchased through exercise of Options and the related withholding taxes for federal, state or local jurisdictions must be paid to CSX at the time of an exercise of Options. For further information regarding procedures for exercising Options, you should contact the CSX Corporate Secretary's Office at 804-782-1465 (RNX 422).

Restrictions on Exercise:
Your ability to exercise the Options is subject to any restrictions or requirements imposed by law or by CSX.